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                                                                    Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-44826) pertaining to the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan of Telik, Inc. of our report dated February 16, 2001 with respect to the financial statements of Telik, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


Palo Alto, California
March 23, 2001